Exhibit 99.1

Microsoft Cloud Strength Powers Record First Quarter Results

REDMOND, Wash. — October 24, 2018 — Microsoft Corp. today announced the following results for the quarter ended September 30, 2018, as compared to the corresponding period of last fiscal year:

•	Revenue was $29.1 billion and increased 19%
•	Operating income was $10.0 billion and increased 29%
•	Net income was $8.8 billion and increased 34%
•	Diluted earnings per share was $1.14 and increased 36%

“We are off to a great start in fiscal 2019, a result of our innovation and the trust customers are placing in us to power their digital transformation,” said Satya Nadella, chief executive officer of Microsoft. “We’re excited to help our customers build the digital capability they need to thrive and grow, with a business model that is fundamentally aligned to their success.”

Microsoft returned $6.1 billion to shareholders in the form of dividends and share repurchases in the first quarter of fiscal year 2019, an increase of 27% compared to the first quarter of fiscal year 2018.

“Our record results for Q1 reflect our commitment to long-term strategic investments and consistent execution to drive revenue growth and operating margin expansion,” said Amy Hood, executive vice president and chief financial officer of Microsoft. “We see continued demand for our cloud offerings, reflected in our commercial cloud revenue of $8.5 billion, up 47% year over year.”

Revenue in Productivity and Business Processes was $9.8 billion and increased 19% (up 18% in constant currency), with the following business highlights:

•	Office commercial products and cloud services revenue increased 17% (up 16% in constant currency) driven by Office 365 commercial revenue growth of 36% (up 35% in constant currency)
•	Office consumer products and cloud services revenue increased 16% (up 17% in constant currency) with continued growth in Office 365 consumer subscribers to 32.5 million
•	LinkedIn revenue increased 33% (up 33% in constant currency) with record levels of engagement highlighted by LinkedIn sessions growth of 34%
•	Dynamics products and cloud services revenue increased 20% (up 20% in constant currency) driven by Dynamics 365 revenue growth of 51% (up 49% in constant currency)

Revenue in Intelligent Cloud was $8.6 billion and increased 24% (up 24% in constant currency), with the following business highlights:

•	Server products and cloud services revenue increased 28% (up 28% in constant currency) driven by Azure revenue growth of 76% (up 76% in constant currency)
•	Enterprise Services revenue increased 6% (up 6% in constant currency)

Revenue in More Personal Computing was $10.7 billion and increased 15% (up 15% in constant currency), with the following business highlights:

•	Windows OEM revenue increased 3% (up 3% in constant currency) driven by OEM Pro revenue growth of 8%

•	Windows commercial products and cloud services revenue increased 12% (up 12% in constant currency) driven by an increased volume of multi-year agreements
•	Gaming revenue increased 44% (up 45% in constant currency) with Xbox software and services revenue growth of 36% (up 36% in constant currency) mainly from third-party title strength
•	Search advertising revenue excluding traffic acquisition costs increased 17% (up 17% in constant currency)
•	Surface revenue increased 14% (up 14% in constant currency)

Business Outlook

Microsoft will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

Quarterly Highlights, Product Releases, and Enhancements

Every quarter Microsoft delivers hundreds of products, either as new releases, services, or enhancements to current products and services. These releases are a result of significant research and development investments, made over multiple years, designed to help customers be more productive and secure and to deliver differentiated value across the cloud and the edge.

Here are the major product releases and other highlights for the quarter, organized by product categories, to help illustrate how we are accelerating innovation across our businesses while expanding our market opportunities.

Webcast Details

Satya Nadella, chief executive officer, Amy Hood, executive vice president and chief financial officer, Frank Brod, chief accounting officer, Carolyn Frantz, deputy general counsel and corporate secretary, and Michael Spencer, general manager of investor relations, will host a conference call and webcast at 2:30 p.m. Pacific time (5:30 p.m. Eastern time) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/en-us/investor. The webcast will be available for replay through the close of business on October 24, 2019.

Constant Currency

Microsoft presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year. Microsoft has provided this non-GAAP financial information to aid investors in better understanding our performance. The non-GAAP financial measures presented in this release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP).

Financial Performance Constant Currency Reconciliation

	Three Months Ended September 30,
($ in millions, except per share amounts)	Revenue	Operating Income	Net Income	Diluted Earnings per Share
2017 As Reported	$24,538	$7,708	$6,576	$0.84
2018 As Reported	$29,084	$9,955	$8,824	$1.14
Percentage Change Y/Y	19%	29%	34%	36%
Constant Currency Impact	$27	$105	$158	$0.02
Percentage Change Y/Y Constant Currency	18%	28%	32%	33%

Segment Revenue Constant Currency Reconciliation

	Three Months Ended September 30,
($ in millions)	Productivity and Business Processes	Intelligent Cloud	More Personal Computing
2017 As Reported	$8,238	$6,922	$9,378
2018 As Reported	$9,771	$8,567	$10,746
Percentage Change Y/Y	19%	24%	15%
Constant Currency Impact	$38	$14	$(25)
Percentage Change Y/Y Constant Currency	18%	24%	15%

Selected Product and Service Revenue Constant Currency Reconciliation

	Three Months Ended September 30, 2018
	Percentage Change Y/Y (GAAP)	Constant Currency Impact	Percentage Change Y/Y Constant Currency
Office commercial products and cloud services	17%	(1)%	16%
Office 365 commercial	36%	(1)%	35%
Office consumer products and cloud services	16%	1%	17%
LinkedIn	33%	0%	33%
Dynamics products and cloud services	20%	0%	20%
Dynamics 365	51%	(2)%	49%
Server products and cloud services	28%	0%	28%
Azure	76%	0%	76%
Enterprise Services	6%	0%	6%
Windows OEM	3%	0%	3%
Windows commercial products and cloud services	12%	0%	12%
Search advertising excluding traffic acquisition costs	17%	0%	17%
Surface	14%	0%	14%
Gaming	44%	1%	45%
Xbox software and services	36%	0%	36%

About Microsoft

Microsoft (Nasdaq “MSFT” @microsoft) enables digital transformation for the era of an intelligent cloud and an intelligent edge. Its mission is to empower every person and every organization on the planet to achieve more.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	intense competition in all of our markets that may lead to lower revenue or operating margins;

•	increasing focus on cloud-based services presenting execution and competitive risks;

•	significant investments in new products and services that may not achieve expected returns;

•	acquisitions, joint ventures, and strategic alliances that may have an adverse effect on our business;

•	impairment of goodwill or amortizable intangible assets causing a significant charge to earnings;

•	legal changes, our evolving business model, piracy, and other factors may decrease the value of our intellectual property;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	the possibility that we may fail to protect our source code;

•	cyberattacks and security vulnerabilities that could lead to reduced revenue, increased costs, liability claims, or harm to our reputation or competitive position;

•	disclosure and misuse of personal data that could cause liability and harm to our reputation;

•	the possibility that we may not be able to protect information stored in our products and services from use by others;

•	abuse of our advertising or social platforms that may harm our reputation or user engagement;

•	excessive outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure;

•	government litigation and regulatory activity relating to competition rules that may limit how we design and market our products;

•	potential liability under trade protection, anti-corruption, and other laws resulting from our global operations;

•	laws and regulations relating to the handling of personal data that may impede the adoption of our services or result in increased costs, legal claims, fines, or reputational damage;

•	the dependence of our business on our ability to attract and retain talented employees;

•	claims against us that may result in adverse outcomes in legal disputes;

•	additional tax liabilities;

•	quality or supply problems;

•	exposure to increased economic and operational uncertainties from operating a global business, including the effects of foreign currency exchange;

•	catastrophic events or geo-political conditions that may disrupt our business;

•	adverse economic or market conditions that may harm our business;

•	changes in our sales organization that may impact revenues;

•	the development of the internet of things presenting security, privacy, and execution risks;

•	issues about the use of artificial intelligence in our offerings that may result in competitive harm, legal liability, or reputational harm; and

•	damage to our reputation or our brands that may harm our business and operating results.

For more information about risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/en-us/investor.

All information in this release is as of September 30, 2018. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Microsoft Media Relations, WE Communications for Microsoft, (425) 638-7777, rrt@we-worldwide.com

For more information, financial analysts and investors only:

Michael Spencer, General Manager, Investor Relations, (425) 706-4400

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news. Web links, telephone numbers, and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. Pacific time conference call with investors and analysts, is available at http://www.microsoft.com/en-us/investor.

MICROSOFT CORPORATION

INCOME STATEMENTS

(In millions, except per share amounts)(Unaudited)

	Three Months Ended September 30,
	2018	2017

Revenue:
Product	$17,299	$14,298
Service and other	11,785	10,240

Total revenue	29,084	24,538

Cost of revenue:
Product	3,649	2,980
Service and other	6,256	5,298

Total cost of revenue	9,905	8,278

Gross margin	19,179	16,260
Research and development	3,977	3,574
Sales and marketing	4,098	3,812
General and administrative	1,149	1,166

Operating income	9,955	7,708
Other income, net	266	276

Income before income taxes	10,221	7,984
Provision for income taxes	1,397	1,408

Net income	$8,824	$6,576

Earnings per share:
Basic	$1.15	$0.85
Diluted	$1.14	$0.84

Weighted average shares outstanding:
Basic	7,673	7,708
Diluted	7,766	7,799

Cash dividends declared per common share	$0.46	$0.42

MICROSOFT CORPORATION

COMPREHENSIVE INCOME STATEMENTS

(In millions)(Unaudited)

	Three Months Ended September 30,
	2018	2017

Net income	$8,824	$6,576

Other comprehensive income (loss), net of tax:
Net change related to derivatives	(45)	(106)
Net change related to investments	(261)	(288)
Translation adjustments and other	(55)	293

Other comprehensive loss	(361)	(101)

Comprehensive income	$8,463	$6,475

MICROSOFT CORPORATION

BALANCE SHEETS

(In millions)(Unaudited)

	September 30, 2018	June 30, 2018

Assets
Current assets:
Cash and cash equivalents	$15,137	$11,946
Short-term investments	120,743	121,822

Total cash, cash equivalents, and short-term investments	135,880	133,768
Accounts receivable, net of allowance for doubtful accounts of $319 and $377	17,390	26,481
Inventories	3,614	2,662
Other	7,311	6,751

Total current assets	164,195	169,662
Property and equipment, net of accumulated depreciation of $30,953 and $29,223	31,430	29,460
Operating lease right-of-use assets	6,734	6,686
Equity investments	2,034	1,862
Goodwill	35,855	35,683
Intangible assets, net	7,579	8,053
Other long-term assets	9,792	7,442

Total assets	$257,619	$258,848

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,511	$8,617
Current portion of long-term debt	6,497	3,998
Accrued compensation	4,271	6,103
Short-term income taxes	2,341	2,121
Short-term unearned revenue	26,704	28,905
Other	7,953	8,744

Total current liabilities	56,277	58,488
Long-term debt	69,733	72,242
Long-term income taxes	28,936	30,265
Long-term unearned revenue	3,538	3,815
Deferred income taxes	1,977	541
Operating lease liabilities	5,652	5,568
Other long-term liabilities	5,539	5,211

Total liabilities	171,652	176,130

Commitments and contingencies
Stockholders’ equity:
Common stock and paid-in capital — shares authorized 24,000; outstanding 7,680 and 7,677	71,303	71,223
Retained earnings	17,279	13,682
Accumulated other comprehensive loss	(2,615)	(2,187)

Total stockholders’ equity	85,967	82,718

Total liabilities and stockholders’ equity	$257,619	$258,848

MICROSOFT CORPORATION

CASH FLOWS STATEMENTS

(In millions)(Unaudited)

	Three Months Ended September 30,
	2018	2017

Operations
Net income	$8,824	$6,576
Adjustments to reconcile net income to net cash from operations:
Depreciation, amortization, and other	2,837	2,499
Stock-based compensation expense	1,107	973
Net recognized gains on investments and derivatives	(240)	(523)
Deferred income taxes	(247)	(53)
Changes in operating assets and liabilities:
Accounts receivable	9,194	7,949
Inventories	(956)	(1,023)
Other current assets	(677)	(318)
Other long-term assets	21	(278)
Accounts payable	(395)	(407)
Unearned revenue	(2,441)	(1,806)
Income taxes	(1,091)	661
Other current liabilities	(2,322)	(2,164)
Other long-term liabilities	43	354

Net cash from operations	13,657	12,440

Financing
Repayments of short-term debt, maturities of 90 days or less, net	0	(3,710)
Proceeds from issuance of debt	0	3,954
Repayments of debt	0	(1,169)
Common stock issued	360	307
Common stock repurchased	(3,744)	(2,570)
Common stock cash dividends paid	(3,220)	(3,003)
Other, net	(780)	(150)

Net cash used in financing	(7,384)	(6,341)

Investing
Additions to property and equipment	(3,602)	(2,132)
Acquisition of companies, net of cash acquired, and purchases of intangible and other assets	(245)	(179)
Purchases of investments	(19,551)	(32,961)
Maturities of investments	5,214	5,226
Sales of investments	15,231	23,036
Securities lending payable	0	106

Net cash used in investing	(2,953)	(6,904)

Effect of foreign exchange rates on cash and cash equivalents	(129)	26

Net change in cash and cash equivalents	3,191	(779)
Cash and cash equivalents, beginning of period	11,946	7,663

Cash and cash equivalents, end of period	$15,137	$6,884

MICROSOFT CORPORATION

SEGMENT REVENUE AND OPERATING INCOME

(In millions)(Unaudited)

	Three Months Ended September 30,
	2018	2017

Revenue
Productivity and Business Processes	$9,771	$8,238
Intelligent Cloud	8,567	6,922
More Personal Computing	10,746	9,378

Total	$29,084	$24,538

Operating Income
Productivity and Business Processes	$3,881	$3,006
Intelligent Cloud	2,931	2,137
More Personal Computing	3,143	2,565

Total	$9,955	$7,708